                                                                    EXHIBIT 10.2


                         AGREEMENT AND PLAN OF MERGER

                                BY AND BETWEEN

                     MADISON RIVER TELEPHONE COMPANY, LLC

                                      AND

                           GULF COAST SERVICES, INC.



                                  May 9, 1999

                         AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER is made and entered into this 9th day of May, 1999 (the "Agreement Date"), by and between MADISON RIVER TELEPHONE COMPANY, LLC, a Delaware limited liability company ("Buyer"), and GULF COAST SERVICES. INC., an Alabama corporation ("GCSI"). Buyer and GCSI are hereinafter sometimes referred to, collectively, as the "Parties".

     This Agreement contemplates a transaction in which Buyer will acquire for cash all of the outstanding capital stock of GCSI through a reverse subsidiary merger of Transitory Subsidiary (as defined below) with and into GCSI.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.


                                   ARTICLE I
                                  DEFINITIONS


     "1999 Capital Budget" means GCSI and its Subsidiaries' 1999 Capital Budget
      -------------------
attached hereto as Exhibit A.

     "1999 Operating Budget" means GCSI and its Subsidiaries' 1999 Operating
      ---------------------
Budget attached hereto as Exhibit B.

     "Additional Merger Consideration" means the sum of (i) the Capital
      -------------------------------
Expenditures of GCSI made after the Agreement Date and on or prior to the Effective Time not to exceed $10,000,000 and (ii) the Incentive Payment.

     "Adjusted Long Term Debt" means Long Term Debt less (i) the Employee Stock
      -----------------------
Ownership Plan loan guarantee, and (ii) cash and cash equivalents of GCSI and its Subsidiaries in excess of $1,500, 000, determined on a consolidated basis and in accordance with GAAP, consistently applied, as of the Effective Time.

     "Agreement" means this Agreement and Plan of Merger.
      ---------

     "Agreement Date" has the meaning set forth in the preface above.
      --------------

     "Alabama Business Corporation Act" means the Alabama Business Corporation
      --------------------------------
 Act, as codified at ALA. CODE (S) 10-2B- 1.01 et seq. (1994 Repl.).


     "Articles of Merger" has the meaning set forth in Section 2.4.
      ------------------


     "Audited Financial Statements" has the meaning set forth in Section 3.5.
      ----------------------------

     "Benefit Plans" has the meaning set forth in Section 3.20.
      -------------

     "Business" means all telecommunications related businesses conducted by
      --------
GCSI and its Subsidiaries.

     "Buyer" has the meaning set forth in the preface above.
      ----

     "Capital Expenditures of GCSI" means amounts paid or disbursed by GCSI or
      ----------------------------
any of its Subsidiaries in connection with or for use in fiber projects.

     "Closing" has the meaning set forth in Section 2.3.
      -------

     "Closing Date" has the meaning set forth in Section 2.3.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Confidential Information" means any information concerning the Business,
      ------------------------
GCSI or its Subsidiaries that is not already generally available to the public.


     "Contracts" has the meaning set forth in Section 3.16.
      ---------

     "Co-Trustees" 'has the meaning set forth in Sect on 7.2(a).
      -----------

     "Court Confirmation" has the meaning set forth in Section 7.2(a).
      ------------------

     "DigiPH" the meaning set forth in Article IM The Parties acknowledge that
      ------
DigiPH is not a Subsidiary of GCSI as defined in this Agreement.

     "DigiPH" Stock" has the meaning set forth in Article IX.
      ------

     "Disclosure Schedules" has the meaning, set forth in Article HI.
      --------------------

     "Dissenting Share" means any GCSI Share with respect to which the GCSI
      ----------------
Stockholder of record has exercised his or her or its appraisal rights under the Alabama Business Corporation Act.

     "Effective Time" has the meaning set forth in Section 2.5(a).
      --------------

     "Environmental Law" means any federal, state or local law (including
      -----------------
statutes, regulations, ordinances, codes, rules, judicial opinions and other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants, noise or odors, the processing of waste water or otherwise relating to the environment or hazardous or toxic substances.

     "Equipment" has the meaning set forth in Section 3.9.
      ---------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ESOP" means the Gulf Telephone Company Employee Stock Ownership Plan.
      ----

     "ESOP Trustees" has the meaning set forth in Section 7.2(a).
      -------------

     "Financial Statements" has the meaning set forth in Section 3.5.
      --------------------

     "FCC" means the Federal Communications Commission.
      ---

     "Financing Commitments" has the meaning set forth in Section 4.2.
      ---------------------

     "GAAP" means United States generally accepted accounting principles as in
      ----
effect from time to time, subject to adjustments customary for the telecommunications industry and, with respect to Interim Financial Statements, year end and other consolidating adjustments.

     "GCSI" has the meaning set forth in the preface above.
      ----

     "GCSI Share" means a share of the issued and outstanding common stock,
      ----------
$1.00 par value per share, of GCSI.

     "GCSI Stockholder" means any Person who or which is the holder of record of
      ----------------
any GCSI Shares.

     "Governmental Entity" means any government or subdivision thereof, whether
      -------------------
domestic or foreign, or any administrative, governmental or regulatory authority, agency, department, division, commission, court, tribunal or body, whether domestic, foreign or multinational.

     "Hart-Scott-Rodino Act" means the Hart- Scott-Rodino Antitrust Improvements
      ---------------------
Act of 1976, as amended.

     "Hazardous Substance" means any toxic or hazardous, substance that is
      -------------------
regulated by or under the authority of any Environmental Law, including any petroleum products, asbestos or polychlorinated biphenyls.

     "Incentive Plan" means a sum of up to $5,000,000 computed according to the
      --------------
following schedule:

           Lighted Sheath Miles                             Amount of Incentive
           at the Effective Time                                  Payment
                   0-900                                             -$0
                 901-1033                                         $3,500,000
                 1034-1149                                        $4,000,000
                 1150-1278                                        $4,500,000
              1279 and above                                      $5,000,000

     For the purpose of this definition of Incentive Payment, a Lighted Sheath Mile shall mean a mile of fiber optic cable owned by, or subject to an IRU in the name of, GCSI or one of its Subsidiaries with respect to which all of the components listed on Exhibit C have been installed with respect to two or more strands and said strands are capable of transmitting and receiving data or other information at an OC 48 rate.

     "Insurance Policies" has the meaning set forth in Section 3.26.
      ------------------

     "Intellectual Property" has the meaning set forth in Section 3.12(a)-
      ---------------------

     "Interim Financial Statements" has the meaning set forth in Section 3.5.
      ----------------------------

     "Inventory" has the meaning set forth in Section 3-11.
      ---------

     "Knowledge of Buyer" means the actual knowledge, without independent
      ------------------
investigation, of the officers of Buyer listed on Exhibit D.

     "Knowledge of GCSI" means the actual knowledge, without independent
      -----------------
investigation, of the officers of GCSI listed on Exhibit E.

     "Leases" has the meaning forth in Section 3.15.
      ------

     "Liens" mean mortgages, deeds of trust, pledges, liens, encumbrances,
      -----
charges or other security interests, other than (i) purchase money Liens and Liens securing rental payments under capital lease arrangements and CH) other Liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Long Term Debt" means Long Term Debt and Capital Lease Obligations,
      --------------
including the current portion, as reflected on the books and records of GCSI and its Subsidiaries, determined on a consolidated basis and in accordance with GAAP, consistently applied, as of the Effective Time; provided that Long Term Debt shall include the outstanding principal balance owed pursuant to lines of credit however reflected on said books, and records.

     "Material Adverse Effect" means, with respect to Buyer or Transitory
      -----------------------
Subsidiary or GCSI, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole, other than any such effect attributable to or resulting from (A) any change in law or any change in the rules or regulations of or interpretations of law by the FCC, state public utility commissions or other Governmental Entities, (B) any change in GAAP or regulatory accounting principles, (C) any action or omission of GCSI or Buyer or any Subsidiary of either of them taken with the express prior written consent of the other party hereto, or (D) any expenses incurred by such party where such expenses are contemplated by or reasonably incurred in connection with this Agreement or the transactions contemplated hereby, or (ii) the ability of such party and its Subsidiaries to consummate the transactions contemplated hereby.

     "Merger" has the meaning set forth in Section 2.2.
      ------

     "Merger Consideration" means the sum of (i) $310,000,000 reduced by (A)
      --------------------
Adjusted Long Term Debt as of the Closing Date and (B) unexpended and unincurred capital budgeted items for fiber projects described in the 1999 Capital Budget as of the Closing Date, (ii) the sales price of the Non-Business Real Estate as provided in Section 6.10, and (iii) the sales price of the DigiPH Stock as provided in Article IX.

     "Millry" has the meaning set forth in Article IX
      ------

     "Non-Business Real Estate" has the meaning set forth in Section 6. 10.
      ------------------------

     "Ordinary Course of Business" means the ordinary course of business
      ---------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.
      -----

     "Paving Agent" has the meaning set forth in Section 2.6(a).
      ------------

     "Payment Fund" has the meaning set forth in Section 2.6(b).
      ------------

     "Permits" has the meaning set forth in Section 3.23.
      -------

     "Permitted Liens," means (i) Liens for taxes, assessments or other
      ---------------
governmental charges or levies not yet due, (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialsmen and other liens imposed by law and created in the Ordinary Course of Business, (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the Ordinary Course of Business in connection with worker's compensation, unemployment insurance or other types of social security, (iv) minor defects of title, easements, rights-of-way, restrictions and other similar charges or encumbrances not materially detracting from the value of the Real Property or interfering with the ordinary conduct of the Business, (v) Liens arising out of liabilities reflected on the Financial Statements, and (vi) those Liens, if any, listed on
Schedule 3.8.
------------

     "Person" means an individual, partnership, corporation, limited liability
      ------
company, association, joint stock company, trust, joint venture, unincorporated organization or Governmental Entity.

     "Real Property" means any interest of whatever nature or kind, in real
      -------------
property owned by GCSI or its Subsidiaries or leased by GCSI or its Subsidiaries as lessee, other than the Non-Business Real Estate.

     "Requisite Stockholder Approval" means the affirmative vote of the holders
      ------------------------------
of two-thirds (2/3) of the GCSI Shares in favor of this Agreement and the Merger.

     "SEC" means the Securities and Exchange Commission.
      ---

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
      -----------------------
amended.

     "Software" means all material computer software used by GCSI or its
      --------
Subsidiaries in the conduct of the Business.

     "Official Meeting" has the meaning set forth in Section 6.3(a).
      ----------------

     "Stockholder Materials" has the meaning set forth in Section 6.3 (a).
      ---------------------

     "Subsidiary" means any corporation, partnership, limited liability company
      ----------
or other business entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the ownership interests therein or has the power to vote or direct the voting of sufficient securities thereof to elect a majority of its directors or other persons performing similar functions.

     "Surviving Corporation" has the meaning set forth in Section 2.2.
      ---------------------

     "Surviving Obligations" has the meaning set forth in Section 8.4.
      ---------------------

     "Third-Party Consideration" has the meaning set forth in Section 6.8.
      -------------------------

     "Topping Fee" the meaning set forth in Section 6.8.
      -----------

     "Trademarks" has the meaning set forth in Section .3.12(a).
      ----------

     "Transitory Subsidiary" mean an Alabama corporation to be formed by Buyer
      ---------------------
as provided in Section 2.1 which shall be merged with and into GCSI on and subject to the terms and conditions of this Agreement.


                                  ARTICLE II
                                PLAN OF MERGER

     2.1 Formation of Transitory Subsidiary. Buyer shall organize a wholly owned subsidiary corporation under the Alabama Business Corporation Act "Transitory Subsidiary") to be merged with and into GCSI as set forth in
-----------------------
Section 2.2. Transitory Subsidiary will be formed solely to facilitate solely the Merger and will conduct no business or activity it other than in connection with the Merger.

     2.2 Merger. On and subject to the terms and conditions of this Agreement, Transitory Subsidiary will merge with and into GCSI (the "Merger") at the Effective Time. GCSI shall be the corporation surviving the Merger (the "Surviving Corporation").

     2.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the Magnolia Hotel, Foley, Alabama, or such other place as the

Parties may mutually determine, commencing at 9:00 a.m. local time on such day as shall be mutually agreed to by the Parties following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself (the "Closing Date"); provided, however, that the Closing Date shall be no later than September 30,
                            ------------
1999.

     2.4 Actions at Closing. At the Closing, (i) GCSI will deliver to Buyer the various certificates, instruments and documents referred to in Section 7.1, (ii) Buyer will deliver to GCSI the various certificates, instruments and documents referred to in Section 7.2, (iii) Buyer will cause Transitory Subsidiary to transfer the fun6 identified in clause (i)(A) of Section 2.6(b) to Paying Agent,
(iv) GCSI shall transfer the funds identified in clause (i)(B) of Section 2.6(b) to Paying Agent, and (v) GCSI and Transitory Subsidiary shall cause Articles of Merger in form and substance reasonably satisfactory the Parties (the "Articles
                                                                       --------
of Merger") to be filed with the Secretary of State of the State of Alabama.
---------

     2.5  Effect of Merger.


          (a)  General.  The Merger shall become effective at the time (the
               -------
"Effective Time") the Articles of Merger filed by GCSI and Transitory Subsidiary with the Secretary of State of the State of Alabama become effective. The Merger shall have the effect set forth in the Alabama Business Corporation Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either GCSI or Transitory Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

          (b)  Articles of Incorporation.  The Articles of Incorporation of GCSI
               -------------------------
as in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation.

          (c)  Bylaws.  The Bylaws of GCSI as in effect at the Effective Time
               ------
shall be the Bylaws of the Surviving Corporation.

          (d)  Directors and Officers.  The directors and officers of Transitory
               ----------------------
Subsidiary holding office at and as of the Effective Time shall be the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

          (e)  Conversion of QQSI Shares.  At and as of the Effective Time, (i)
               -------------------------
each GCSI Share (other than any Dissenting Share) shall be converted into the right to receive a prorata share (based on the number of issued and outstanding GCSI Shares immediately before the Effective Time) of the Merger Consideration and the Additional Merger Consideration and (ii) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Alabama Business Corporation Act. No GCSI Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2.5(e) after the Effective Time.

          (f)  Conversion of Capital Stock of Transitory Subsidiary.  At and
               ----------------------------------------------------
as of the Effective Time, each share of common stock, $0.01 par value per share, of Transitory Subsidiary shall be converted into one share of common stock, $1.00 par value per share, of the Surviving Corporation.

     2.6  Procedure for Payment


          (a)  Letter of Transmittal.  Prior to the Closing, Buyer will cause
               ---------------------
Regions Bank ("Paying Agent") to mail or otherwise deliver a letter of
               ------------
transmittal (with instructions for its use) in form and substance reasonably satisfactory to the Parties to each GCSI Stockholder for such GCSI Stockholder to use in surrendering the certificates which represented his, her or its GCSI Shares against payment of the Merger Consideration and the right to receive Additional Merger Consideration.


          (b) Establishment of Payment Fund. Immediately prior to the Effective Time, (i) Buyer will cause Transitory Subsidiary transfer to Paying Agent pursuant to a paying agent agreement in form and substance reasonably satisfactory to the Parties, immediately available funds in amounts equal to (A) the Merger Consideration, less the portion thereof to be paid by GCSI pursuant to subclause (B) of this clause (i), and (B) the Additional Merger Consideration as estimated by GCSI, the computation of which has been reported to Buyer in writing at least two (2) business days prior to the Closing, and (ii) GCSI shall transfer to Paying Agent immediately available funds in an amount equal to the aggregate sales prices of the Non-Business Real Estate and the DigiPH Stock (collectively, the "Payment Fund").


          (c)  Investment of Payment Fund.  Buyer may cause Paying Agent to
               --------------------------
invest the cash included in the Payment Fund in one or more permitted Investments reasonably satisfactory to the Parties; provided, however, that the terms and conditions of the investments shall be such as to permit Paying Agent to make prompt payment of the Merger Consideration and the Additional Merger Consideration as necessary. Buyer may cause

     Paying Agent to pay over to the Surviving Corporation any net earnings with respect to the investments, and Buyer will cause the Surviving Corporation to replace promptly any portion of the Payment Fund which Paying Agent loses through investments. No interest will accrue or be paid to any holder of GCSI Shares.

          (d)  Payment of Merger Consideration.  (i) Upon surrender to Paying
               -------------------------------
Agent of the certificate(s) representing GCSI Shares (other than Dissenting Shares), Paying Agent shall pay to the GCSI Stockholder surrendering such certificate(s) a prorata share (based on the number of issued and outstanding GCSI Shares immediately prior to The Effective Time) of the sum of (A) the Merger Consideration and (B) the estimated Capital Expenditures of GCSI made after the Agreement Date and on or prior to the Effective Time not to exceed $10,000,000.00, for each GCSI Share represented by the surrendered certificate(s), which amount shall be paid by Paying Agent within one (1) business day of its receipt of the surrendered certificate(s) by bank check or other immediately available funds, and (ii) upon receipt of a disbursement notice signed by Buyer and Marjorie Y. Snook, anticipated to be not later than fifteen (15) days after the Closing, the Paying Agent shall pay to each GCSI Stockholder that has previously surrendered, or subsequently surrenders, such certificate(s) (other than certificates representing Dissenting Shares) a prorata share (based on the number of issued and outstanding GCSI Shares immediately prior To the Effective Time) of the estimated Incentive Payment, reduced by any overestimate, or increased by any underestimate, of Capital Expenditures of GCSI made after the Agreement Date and on or prior to The Effective Time, as reflected in said joint disbursement notice, for each GCSI Share represented by the surrendered certificate(s), which amount shall be paid by Paying Agent within one (1) business day of receipt of the joint disbursement notice or, in the case of a subsequently surrendered certificate, within one (1) business day of its receipt of the subsequently surrendered certificate, by bank check or other immediately available funds.

          (e)  Return of Unpaid Payment Fund.  Buyer may cause Paying Agent to
               -----------------------------
pay over to the Surviving Corporation any portion of the Payment Fund (including any earnings thereon) remaining unpaid one hundred eighty (180) days after the Effective Time, and thereafter all former GCSI Stockholders shall look to the Surviving Corporation for payment of the Merger Consideration and the Additional Merger Consideration (subject to abandoned property, escheat and other similar laws).

          (f)  Expenses of Paving Agent.  Buyer shall cause the Surviving
               ------------------------
Corporation to pay all charges and expenses of Paying Agent.

     2.7 Closing of Transfer Records. After the Effective Time, transfers of GCSI Shares outstanding prior to the Effective Time shall riot be made on the stock transfer books of the Surviving Corporation.


                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF GCSI


     GCSI represents and warrants to Buyer that the statements contained in this
Article III are correct and complete as of the Agreement Date and will be correct and complete as of the Closing Date (as though made them and as though the Closing Date were substituted for the Agreement Date throughout this Article
III), except as set forth in the disclosure schedules identified in this Article III and to be delivered by GCSI to Buyer within thirty (30) days after the Agreement Date (the "Disclosure Schedules"). The numbering of the Disclosure
                     --------------------
Schedules will correspond to the numbered paragraphs contained in this Article III.

     3.1 Organization, Qualification, and Corporate Power. GCSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama. Schedule 3.1 shall contain a list of GCSI's Subsidiaries. Each Subsidiary of GCSI is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. GCSI and each of its Subsidiaries are duly authorized to conduct business and are in good standing under the laws of each jurisdiction in which the character and location of their respective properties or the nature of their respective businesses require qualification, except where the lack of such qualification would not have a Material Adverse Effect. GCSI and each of its Subsidiaries have full corporate power and authority to own their respective properties and to carry on that portion of the Business they presently are conducting.

     3.2 Capitalization; Constituent Documents. The entire authorized capital of GCSI consists of 100,000 shares of common stock, S1.00 par value per share, 92,410 shares of which are issued and outstanding and constitute the GCSI Shares. All of the GCSI Shares have been duly authorized and are validly issued, fully paid and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require GCSI or any of its Subsidiaries to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to GCSI or any of its Subsidiaries. True and complete copies of the Articles of Incorporation and all amendments thereto, the bylaws as amended and currently in force, all stock records and all corporate minute books and records of GCSI and each of its Subsidiaries have been furnished for inspection by Buyer. Such stock records accurately reflect all share transactions and the current stock ownership of GCSI and each of its Subsidiaries. The corporate minute books and records of GCSI and its Subsidiaries contain true and complete copies of all resolutions adopted by the stockholders or the board of directors of GCSI and its Subsidiaries, and any other action formally taken by GCSI and its Subsidiaries.

     3.3 Authorization of Transaction. The execution, delivery and performance of this Agreement by GCSI has been duly authorized and approved by GCSI's board of directors. GCSI has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder, provided, however, that GCSI cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of GCSI, enforceable in accordance with its terms and conditions.

     3.4 Noncontravention. Except as shall be set forth on Schedule 3.4, to the Knowledge of GCSI, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Entity to which any of GCSI or its Subsidiaries is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument or other arrangement to which GCSI or any of its Subsidiaries is a party, by which GCSI or any of its Subsidiaries is bound or to which any of their assets are subject (or result in the imposition of any Lien upon any of their assets), except where the violation, conflict, breach, default acceleration, termination, modification, cancellation, failure to give notice or Lien would not have a Material Adverse Effect. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any provision of the charter or bylaws (or similar governing documents) of GCSI or any of its Subsidiaries. To the Knowledge of GCSI, and other than in connection with (i) the provisions of the Hart-Scott-Rodino Act, the Alabama Business Corporation Act, the Securities Act, the Securities Exchange Act and state securities laws, (ii) the necessary notices to and approvals or consents, if any, of the FCC, and (iii) the necessary notices to and approvals and consents, if any, of state public utility commissions or similar state regulatory bodies pursuant to applicable state laws regulating the telephone, commercial mobile radio service or other telecommunications business, none of GCSI or its Subsidiaries are required to give notice to, file with or obtain authorization, consent or approval of any Governmental Entity in order for GCSI to perform its obligations under this Agreement, except where the failure to give such notice, to file or to obtain such authorization, consent or approval would not have a Material Adverse Effect.

     3.5 Financial Statements. GCSI has heretofore furnished or shall furnish Buyer with true and complete copies of (i) the audited, consolidated financial statements of GCSI and its Subsidiaries for fiscal years ended December 31, 1996, 1997 and 1998, consisting of the balance sheet at such dates and the related statements of income, stockholders' equity and cash flow for said periods, opined upon by Ernst & Young, LLP, GCSI's independent public accountants (the "Audited Financial Statement"), and (ii) the unaudited
                  ---------------------------
financial statements of GCSI and its Subsidiaries for the two month period ended February 28, 1999 (the "Interim Financial Statements") (the Audited Financial
                        ----------------------------
Statements and the Interim Financial Statements are hereinafter referred to, collectively, as the "Financial Statements"). Except as disclosed therein, the
                      --------------------
Financial Statements present fairly, in all material respects, the financial position and operating results of GCSI and its Subsidiaries as of the dates, and during the periods, indicated therein, and were prepared in accordance with GAAP consistently applied during such periods. Notwithstanding the foregoing, the occurrence of any event or action, or the incurring of any claim or liability, that adversely affects the financial position or operating results of GCSI or its Subsidiaries as of the dates, and during the periods, covered by, and as presented in, the Financial Statements shall not constitute a breach of or an inaccuracy in this Section 3.5 if said event, action, claim or liability is the subject of or is covered by another Section within this Article III (e.g., litigation is the subject of and is covered by Section 3.19) and the occurrence or incurring thereof does not constitute a breach of or inaccuracy in such other Section.

     3.6  Absence of Changes.  Except as shall be set forth on Schedule 3.6 and
                                                               ------------
as contemplated hereby, since February 28, 1999, (i) none of GCSI or its Subsidiaries have entered into any transaction that was not in the Ordinary Course of Business; (ii) except for sales of goods and services in the Ordinary Course of Business, the sale, or proposed sale, of the Non-Business Real. Estate and the sale or otherwise transfer, or proposed sale or other transfer, of the DigiPH Stock, there has been no sale, assignment, transfer, mortgage, pledge, encumbrance or lease of any material asset or property of GCSI or any of its Subsidiaries; (iii) there has been no declaration or payment of a dividend, or any other declaration, payment or distribution of any type or nature to GCSI Stockholders in respect of their GCSI Shares, whether in cash or property, and no purchase or redemption of any GCSI Share; (iv) there has been no declaration, payment or commitment for the payment, by GCSI or any of its Subsidiaries, of a bonus or other additional salary, compensation or benefit to any employee of GCSI or any of its Subsidiaries that was not in the Ordinary Course of Business;
(v) there has been no release, compromise, waiver or cancellation of any material debt to, claim by, or right of GCSI or any of its Subsidiaries that was not in the Ordinary Course of Business; (vi) there have been no capital expenditures by GCSI or any of its Subsidiaries in excess of $100,000 for any single item, or $500,000 in the aggregate, that were not included in the 1999 GCSI capital or operating budgets; (vii) there has been no change in accounting methods or practices or revaluation of any asset of GCSI or any of its Subsidiaries (other than accounts receivable written down in the Ordinary Course of Business); (viii) there has been no material damage, destruction to or loss of, physical property adversely affecting the Business taken as a whole; (ix) there has been no material loan by GCSI or any of its Subsidiaries, or guaranty by GCSI or any of its Subsidiaries of any loan, to any employee of GCSI or any of its Subsidiaries;
(x) none of GCSI or its Subsidiaries have ceased to transact business with any customer that, as of the date of such cessation, represented more than five percent (5%) of the annual gross revenues of GCSI; (xi) to the Knowledge of GCSI, there has been no amendment or termination of any material oral or written contract, agreement or license to which GCSI or any of its Subsidiaries is a party or by which any of them are bound, except in the Ordinary Course of Business, or except as expressly contemplated hereby; (xii) none of GCSI or its Subsidiaries have failed to satisfy any of its debts, obligations or liabilities related to the assets of GCSI as the same became due and payable (except for accounts payable which are paid in accordance with past practices and in the Ordinary Course of Business); and (xiii) there has been no agreement or commitment by GCSI or any of its Subsidiaries to do any of the foregoing.

     3.7 Undisclosed Liabilities. To the Knowledge of GCSI, none of GCSI or its Subsidiaries has any debt, liability or obligation, whether accrued, absolute or otherwise, including any liability or obligation on account of taxes or any governmental charge or penalty, interest or fine, except (i) as shall be set forth on Schedule 3.7, (ii) debts, liabilities and obligations incurred in
             ------------
the Ordinary Course of Business after February 28, 1999, that would not have a Material Adverse Effect, (iii) liabilities reflected on the Financial Statements, and (iv) those debts, liabilities or obligations incurred as a result of the transactions contemplated hereby. Notwithstanding the foregoing, no debt, liability or obligation shall constitute a breach of or an inaccuracy in this Section 3.7 if said debt, liability or obligation is the subject of or is covered by another Section within this Article III (e.g., litigation is the subject of and is covered by Section 3.19) and the existence of said debt, liability or obligation does not constitute a breach of or inaccuracy in such other Section.

     3.8 Title to Properties. Except as shall be set forth on Schedule 318, GCSI and each of its Subsidiaries has good and marketable title to all its real and tangible personal property and assets used in the Business, and good and valid title to its leasehold interests, in each case free and clear of any and all Liens other than Permitted Liens. The existence of mortgages, encumbrances and other Liens, other than those expressly set forth in this Agreement, shall not be objections to title, provided that properly executed instruments, in recordable form, necessary to satisfy the same are delivered to Buyer at Closing.

     3.9 Equipment, etc. GCSI has heretofore furnished Buyer with a list of all items of tangible personal property (including computer hardware) used in the operation of the Business in the manner in which it is now operated by GCSI and its Subsidiaries (the "Equipment"), except for items of personal property
                           ---------
having a net book value of less than $1,000. Except as shall be set forth on
Schedule 3.9, the Equipment, in the aggregate, is in satisfactory condition and
-------------
repair, ordinary wear and tear excepted, so as to operate the Business in the manner in which it is now operated by GCSI and its Subsidiaries.

     3.10 Receivables. All of the trade receivables and notes receivable which are reflected on the Financial Statements or which arose subsequent to the date of the Interim Financial Statements, arose out of bona fide, arms-length transactions and, to the Knowledge of GCSI, all such receivables are good and collectible (or have been collected) in the Ordinary Course of

Business in accordance with their terms, and at the aggregate recorded amounts thereof using normal collection practices, less the amount of applicable reserves for doubtful accounts and for allowances and discounts. To the Knowledge of GCSI, all such reserves, allowances and discounts were and are adequate.

     3.11 Inventory. To the Knowledge of GCSI, all inventory of GCSI and its Subsidiaries which is held for sale or resale (the "Inventory") consists of
                                                    ---------
items of a quantity and quality historically useable and/or saleable in the Ordinary Course of Business, except for items of obsolete and slow-moving material and materials which are below standard quality, all of which have been written down on the Financial Statements to estimated net realizable value in accordance with GAAP.

     3.11 Intellectual Property.

          (a)  List of Intellectual Property.  Schedule 3.12 shall identify all
               ------------------------------  -------------
of the following which are used in the Business or in which GCSI or any of its Subsidiaries claims any ownership rights: (i) all trademarks, service marks, trade names, trade dress and the like, including all common law marks (collectively, together with the associated goodwill of each, "Trademarks")
                                                               ----------
together with the information regarding all registrations and pending, applications to register any such rights; (ii) all patents or the pending applications to patent any technology or design; (iii) all copyrights and all registrations of and applications to register copyrights; and (iv) all licenses of rights in Trademarks, patents, copyrights and other intellectual property, whether to or by GCSI or any of its Subsidiaries. The rights required to be so identified, together with all licenses of rights in computer software and all proprietary know how and trade secrets which are material to GCSI, any of its Subsidiaries or the Business, are referred to herein collectively as the "Intellectual Property."
-----------------------

          (b)  Ownership of Intellectual Property.  GCSI or one of its
               ----------------------------------
Subsidiaries is the owner of, or duly licensed to use the Intellectual Property, and the Intellectual Property exists and has been maintained in good standing. No third party has asserted ownership rights in any of the Intellectual Property (except to the extent that such Intellectual Property has been properly licensed to or by GCSI or one of its Subsidiaries). To the Knowledge of GCSI none of GCSI's or its Subsidiaries' use of the Intellectual Property infringes any right of any third party, nor is any third party infringing on GCSI's or its Subsidiaries' tights in the Intellectual Property.

          (c)  Computer Software.  GCSI bas heretofore furnished Buyer with a
               -----------------
list of all Software. GCSI or one of its Subsidiaries currently licenses, or otherwise has the legal right to use, all of the Software (including any upgrade alteration or enhancement with respect thereto), and to the Knowledge of GCSI, all of the Software is being used in compliance with applicable licenses or other agreements.

     3.13 Year 2000. G-CSI has developed a Year 2000 readiness assessment and remediation plan consisting of the following three (3) phases: (i) developing an inventory of systems and equipment that may be affected by the Year 2000 date change, (ii) assessment and (iii) remediation. The first phase has been completed and involved developing an inventory of all information technologies and non-information technologies systems, software and business infrastructure systems and equipment that may be affected by the Year 2000 date change. External parties, including customers, suppliers and service providers, with which GTCS1 interacts and which may have Year 2000 readiness issues were also identified. The second phase has also been completed and involved risk and impact assessment, selection of appropriate remediation methods and resource/cost assessment for compliance. This phase included contacting suppliers or manufacturers for information regarding their Year 2000 readiness, technical review of systems and compliance testing. The necessary actions to bring each item into compliance were determined and remediation costs were estimated. The third phase involves remediation for items found to be non-Year 2000 compliant. This phase includes replacement of equipment or upgrading software or hardware and communications with GCSI's customers, suppliers and service providers to determine Year 2000 issues as appropriate. Verification testing has been, or will be, done to ensure the effectiveness of the remediation efforts. Capital assets found to be non-compliant have been, or will be, replaced or remediated in this phase. This phase is expected to be completed by October, 1999. GCSI has estimated that the total cost of upgrading, replacing and remediating its information technologies and non-information technologies systems, software and business infrastructure systems and equipment is approximately $7,500,000. These costs include Year 2000 remediation, integration of business processes between operating companies and increasing capacity due to projected growth of GCSI's services GCSI believes that these costs result from adding additional system capacity and functionality, and that they are capitalizable under GAAP. GCSI believes, based on currently available information, that it will be able to properly manage its total Year 2000 exposure. There can be no assurance, however, that GCSI will be successful in its effort or that the computer systems of other Persons on which GCSI relies will be modified in a timely manner. Additionally, there can be no assurance that a failure to modify such systems by another Person, or modifications that are incompatible with GCSI's systems, would not have a Material Adverse Effect. As a contingency plan to the Year 2000 plan, GCSI is investigating outsourcing to third parties critical business functions.

     3.14 Real Property.


          (a)  Schedule 3.14 shall contain a description of all Real Property.

          (b) Except as shall be set forth on Schedule 3-14, there are no parties in possession of any portion of the Real Property other than GCSI or its Subsidiaries, whether as lessees, sublessees, tenants at will or trespassers.

          (c) To the Knowledge of GCSI, there is no law, ordinance, order, regulation or requirement now in existence or under active consideration by any Governmental Entity, that would require, any material expenditure by GCSI or its Subsidiaries to modify or improve any of the Real Property to bring it into compliance therewith that would have a Material Adverse Effect.

          (d) To the Knowledge of GCSI, the current uses of all buildings and other structures utilized in the Business and located on the Real Property substantially conform with an applicable federal, state and local governmental building, zoning, health, safety, platting. subdivision or other laws, ordinances or regulations, and no restrictive covenants to which the

Real Property is subject are being violated by GCSI or its Subsidiaries, except for nonconformities or violations which would not have a Material Adverse Effect

     3.15 Leases.  Schedule 3.15 shall contain a list of all material leases
                   -------------
pursuant to which GCSI or any of its Subsidiaries leases to or from a Person other than GCSI or any of its Subsidiaries, as lessor or lessee, real or tangible personal property used in operating: the Business or otherwise (the "Leases"), true and complete copies of which have previously been provided to Buyer. To the Knowledge of GCSI, all of the Leases are valid, binding and enforceable against GCSI or its Subsidiaries and against the other parties thereto, in accordance with their respective terms, and there is not under any such Lease, any existing default by GCSI or its Subsidiaries, or by any other party thereto, or any condition or event that, with notice or lapse of time or both, would constitute a default. GCSI has not received notice that the lessor of any of the Leases intends to cancel, suspend or terminate such Lease or to exercise or not exercise any option thereunder. For purposes of inclusion on
Schedule 3.15, a Lease shall be deemed material if it is a lease for real property or if it requires the payment by, or to, GCSI or its Subsidiaries of $25,000 or more during any 12-month period for tangible personal property.

     3.16 Contracts.  Schedule 1.16 shall contain a list of all material
                      -------------
contracts, agreements and commitments (whether written or oral) to which GCSI or any of its Subsidiaries is, directly or indirectly, a party (in its own name or as a successor in interest), or by which it or any of its properties or assets is otherwise bound, including any service agreements, customer agreements, supplier agreements, agreements to lend or borrow money, shareholder agreements, employment agreements, agreements relating to GCSI Intellectual Property and the like (collectively, the "Contracts"). True and complete copies of the Contracts
                         ---------
(or a true and complete narrative description of any oral Contract) previously have been provided to Buyer. Neither GCSI or its Subsidiaries nor, to the Knowledge of GCSI any other party to any of the Contracts (i) is in material default under (nor does there exist any condition that, with notice or lapse of time or both, would cause such a material default under) any of the Contracts, or (ii) has waived any right it may have under any of the Contracts, the waiver of which would have a Material Adverse Effect. To the Knowledge of GCSI, all of the Contracts constitute the valid and binding obligations of GCSI or its Subsidiaries, enforceable in accordance with their respective terms, and of the other parties thereto. For purposes of inclusion on Schedule 3.16, a Contract
                                                    -------------
shall be deemed material if it requires payment by, or to, GCSI or its Subsidiaries of $25,000 or more during any 12-month period.

     3.17 Directors and Officers.  Schedule 3.17 shall contain a list as of the
                                   -------------
Agreement Date of the directors and officers of GCSI and its Subsidiaries.

     3.18 Bank Accounts.  Schedule 18 shall contain a list of each bank or other
                          -----------
financial institution in which GCSI or any of its Subsidiaries have an account, safe deposit box or lock box arrangement, the name of GCSI or its Subsidiary in whose name such account, box or arrangement is held, the identifying numbers or symbols of the account, box or arrangement, and the name of each person authorized to draw thereon or to have access thereto.

     3.19 Litigation. Except as shall be set forth on Schedule 3.1.9 there is no suit, action, claim, investigation or proceeding pending, or, to the Knowledge of GCSI, threatened, against

GCSI, any of its Subsidiaries or the Business, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against GCSI or any of its Subsidiaries which could have a Material Adverse Effect

     3.20 Employee Benefit Plans; Labor Relations.

          (a) Benefit II Plans. Except as shall be set forth on Schedule 3.20 them are no employee benefit plan, agreements or arrangements maintained by GCSI or its Subsidiaries, including (i) "employee benefit plans" within the meaning of Section 3(3) of ERISA, (ii) current or deferred compensation, pension, profit sharing, vacation or severance plans or programs, or (iii) medical, hospital, accident, disability or death benefit plans (collectively "Benefit Plans"). All
                                                           -------------
Benefit Plans are administered in accordance with, and are in material compliance with, all applicable laws and regulations. No material default exists with respect to the obligations of GCSI or its Subsidiaries under any Benefit Plan.

          (b)  Labor Relations.  None of GCSI or its Subsidiaries are a party to
               ---------------
any collective bargaining agreement; no collective bargaining agent has been certified as a representative of any of the employees of GCSI or any of its Subsidiaries; no representation campaign or election is now in progress with respect to any employee of GCSI or any of its Subsidiaries; and there are no labor disputes, grievances, controversies, strikes or requests for union representation pending, or, to the Knowledge of GCSL threatened, relating to or affecting the Business. To the Knowledge of GCSI, no event has occurred that could give rise to any such dispute, controversy, strike or request for representation.

     3.21 ERISA.

          (a)  Compliance of Benefit Plans.  All Benefit Plans that are subject
               ---------------------------
to ERISA have been administered in accordance with, and are in material compliance with, the applicable provisions of ERISA. Each of the Benefit Plans that is intended to meet the requirements of Section 401(a) of the Code meets the requirements of Section 401 (a) of the Code. As of June 8, 1994, the ESOP has been determined by the Internal Revenue Service to meet such requirements within the meaning of such provision and such determination has not been revoked or withdrawn. No Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code. GCSI and its Subsidiaries have not engaged in any nonexempt "prohibited transactions", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving the Benefit Plans that would subject GCSI or its Subsidiaries to the penalty or tax imposed under Section 502(i) of ERISA or
Section 4975 of the Code, GCSI and its Subsidiaries have not engaged in any transaction described in Section 4069 of ERISA within the last five (5) years. Except as shall be set forth on Schedule 3.21 or pursuant to the terms of the Benefit Plans, neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation or golden parachute) becoming due to any director, officer or other employee of GCSI, or (ii) increase any benefit otherwise payable under any Benefit Plan or result in the acceleration of the time of payment or vesting of any such benefit, which would require the Surviving Corporation to make additional contributions to any Benefit Plan.

          (b)  No Reportable Event.  No notice of a "reportable event", within
               -------------------
the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has riot been waived, has been required to be filed for any Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to meet the requirements of Section 401(a) of the Code, or by GCSI or any entity that is considered one employer with GCSI under Section 4001 of ERISA or Section 414 of the Code, within the 12-month period ending on the Closing Date. GCSI and its Subsidiaries have not incurred any liability to the Pension Benefit Guaranty Corporation in respect of any Benefit Plan that remains unpaid.

     3.22 Taxes. Except as shall be set forth on Schedule 3.22, GCSI and its Subsidiaries have duly and timely filed all federal, state and local income, franchise, excise, real and personal property and other tax returns and reports, including extensions, required to have been filed by GCSI or its Subsidiaries on or prior to the Closing Date. All of such tax returns and reports are true, complete and accurate in all material respects. GCSI and its Subsidiaries have duly and timely paid all taxes and other governmental charges, and all interest and penalties with respect thereto, shown on said returns or reports (whether by way of withholding or otherwise) to any federal, state, local or other taxing authority (except to the extent the same are being contested in good faith and adequate reserves therefor have been provided in the Financial Statements). As of the Closing Date, all deficiencies proposed as a result of any audit have been paid or settled. GCSI and its Subsidiaries are not parties to, or bound by, or otherwise in any way obligated under, any tax sharing or similar agreement GCSI and its Subsidiaries have not consented to have the provisions of
Section 341(f)(2) of the Code (or comparable state law provisions) apply to it and GCSI and its Subsidiaries have not agreed or been requested to make any adjustment under Section 481(c) of the Code by reason of a change in accounting method or otherwise.

     3.23 Compliance with Applicable Laws. To the Knowledge of GCSI, GCSI and its Subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary to own, lease or operate all of the assets and properties of GCSI and its Subsidiaries, as appropriate, and to carry on the Business as presently conducted (the "Permits"). To the Knowledge of GCSI, GCSI and its Subsidiaries are in material compliance with (i) all applicable laws, ordinances and regulations applicable to the Business, (ii) any court or administrative order or process applicable to the Business, including, without limitation, those of the FCC, Occupational Safety and Health Administration, Equal Employment Opportunity Commission, and National Labor Relations Board, and (iii) the terms of the Permits. Except as shall be set forth on Schedule 3.23. To the Knowledge of GCSI, none of the Permits will be adversely impacted or affected by or as a result of the Merger. The Permits shall be listed on Schedule 3.23; however, true and complete copies of all Permits previously have been provided to Buyer.

     3.24 Environmental Matters.  Except as shall be set forth on Schedule 3.24,
                                                                  -------------
to the Knowledge of GCSI, no Real. Property is contaminated with any Hazardous Substance. GCSI and its Subsidiaries are not parties to any litigation or administrative proceeding nor, to the Knowledge of GCSI, is any litigation or administrative proceeding threatened against them, that, in either case, asserts or alleges that GCSI or its Subsidiaries (i) violated any Environmental Law,
(ii) is required to clean up, remove or take remedial or other responsive action due to the disposal, deposit, discharge, leak or other release of any Hazardous Substance, or (iii) is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other action that arises out of or is related to the disposal, deposit, discharge, leak or other release of any Hazardous Substance. Except as shall be set forth on Schedule 3.24, to the Knowledge of GCSI, (i) them am not any tanks or other facilities on, under or at any Real Property containing materials that, if known to be present in soil or ground water, would require cleanup, removal or other remedial action under any Environmental Law, and (ii) GCSI and its Subsidiaries are not subject to any judgment, order or citation related to or arising out of any Environmental Law and have not been named or listed as potentially responsible parties by any Governmental Entity in a matter related to or arising out of any Environmental Law.

     3.25 Interest in Customers, Suppliers and Competitors. Except as shall be set forth on Schedule 3.25, no officer or director of GCSI or its Subsidiaries,
             -------------
no GCSI Stockholder owning five percent (.5%) or more of the GCSI Shares and, to the Knowledge of GCSI, no spouse, parent, sibling or lineal descendent of any of the foregoing, has any direct or indirect material interest in any material customer, supplier or competitor of GCSI or its Subsidiaries, or in any Person from whom or to whom GCSI or its Subsidiaries lease any real or personal property, or in any other Person with whom GCSI or its Subsidiaries are doing business, directly or indirectly (including as a debtor or creditor), whether in existence as of the Closing Date or proposed, other than the ownership of stock of publicly traded corporations and other entities,

     3.26 Insurance. To the Knowledge of GCSI, GCSI or one of its Subsidiaries currently maintains, in full force and effect a insurance policies that are required or customarily maintained for the conduct of the Business or the ownership of GCSI's and its Subsidiaries' property (both real and personal), including, without limitation, workers compensation, and property and casualty insurance (the "The Insurance Policies"). The Insurance Policies shall be listed on Schedule 3.26, and true and complete copies of all Insurance Policies
          -------------
previously have been provided to Buyer. GCSI or its Subsidiaries have paid all premiums due thereunder and, to the Knowledge of GCSI, (i) are not in default regarding any material provision of any Insurance Policy, and (ii) have not failed to present any notice or material claim thereunder in a due and timely fashion.

     3.27 Bankruptcy. None of GCSI or its Subsidiaries have filed a petition or request for reorganization or protection or relief under the bankruptcy laws of the United States or any state or territory thereof, made any general assignment for the benefit of creditors, or consented to the appointment of a receiver or trustee, including a custodian under the United States bankruptcy laws, whether such receiver or trustee was appointed in a voluntary or involuntary proceeding.

     3.28 Brokers' Fees. None of GCSI or its Subsidiaries have any liability or obligation to pay any fees or commissions to any broker, finder or agent, with respect to the transactions contemplated by this Agreement; provided that Joseph DeCosimo and Company, certified public accountants, have served as financial consultants to GCSI and various of the GCSI Stockholders and the fees of Joseph DeCosimo and Company have been, and will be, paid by GCSI as provided in Section 8.3.

     3.29 Absence of Other Warranties. Except as and to the extent expressly set forth in this Agreement, GCSI does not make any representation or warranty whatsoever, and disclaims any liability and responsibility for any statement or information not contained in this Agreement or any Disclosure Schedule or any document contemplated hereby made or communicated, by oversight or otherwise (orally or in writing), to Buyer (including, without limitation, any opinion, information, projection, statement or advice provided by any employee, officer, agent, stockholder or other representative of GCSI or its Subsidiaries in connection with the transactions contemplated hereby). Without limiting the foregoing, Buyer acknowledges that any estimates of future profitability of the Business based upon any financial statements or other financial information provided to Buyer by GCSI or its Subsidiaries are inherently uncertain and subject to a variety of variables which are difficult or impossible to predict.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                                   OF BUYER

     Buyer represents and warrants to GCSI that the statements contained in this
Article IV are correct and complete as of the Agreement Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Agreement Date throughout this Article
IV).

     4.1 Organization, Qualification, and Corporate Power. Buyer is a limited liability company, and prior to the Closing Buyer shall cause Transitory Subsidiary to be a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation. Buyer is, and prior to the Closing Buyer shall cause Transitory Subsidiary to be, duly authorized to conduct business and in good standing under the laws of each jurisdiction in which the character and location of its properties or the nature of its business requires qualification, except where the lack of such qualification would not have a Material Adverse Effect. Buyer has, and Buyer shall cause Transitory Subsidiary to have, full power and authority to own its properties and to carry on its business as presently conducted.

     4.2 Financing. Buyer possesses, and has furnished to GCSI, true and complete copies of binding written commitments from financially responsible lenders (the "Financial Commitments") to provide Buyer and Transitory Subsidiary with all of the financing they will require in order to perform their obligations under this Agreement, to consummate the Merger and to fund the working capital needs of the Surviving Corporation and its Subsidiaries after the Closing.

     4.3 Authorization of Transaction. The execution, delivery and performance of this Agreement by Buyer has been duly authorized and approved by Buyer's board of directors. Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions.

     4.4 Noncontravention. To the Knowledge of Buyer, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will

(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Entity to which either Buyer is or Transitory Subsidiary will be, subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice of consent under any agreement, contract, lease, license, instrument or other arrangement to which either Buyer is, or Transitory Subsidiary will be, a party or by which they are or will be bound or to which any of their assets are or will be subject (or result in the imposition of any Lien upon any of their assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or Lien would not have a Material Adverse Effect. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any provision of the articles of organization, operating agreement, charter or bylaws of Buyer or Transitory Subsidiary. To the Knowledge of Buyer and other than in connection with (i) the provisions of the Hart-Scott-Rodino Act, the Alabama Business Corporation Ac4 the Securities Act, the Securities Exchange Act and state securities laws, (ii) the necessary notices to and consents and approvals, if any, of the FCC, and
(iii) the necessary notices to and consents and approval if any, of state public utility commissions or similar state regulatory bodies pursuant to applicable state laws regulating the telephone, commercial mobile radio service or other telecommunications business, Buyer is not, and Transitory Subsidiary will not be, required to give any notice to, file with or obtain authorization, consent or approval of any Governmental Entity in order for Buyer to perform its obligations under this Agreement except where the failure to give such notice, to file or to obtain such authorization, consent or approval would not have a Material Adverse Effect

     4.5 Investment The GCSI Shares are being acquired by Buyer in a private transaction for its own account and not with a view to, or for offer or resale in connection with, any distribution within the meaning of Section 2(l1) of the Securities Act. Buyer hereby acknowledges that the GCSI Shares arc unregistered and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Buyer acknowledges and agrees that it will not make any disposition of the GCSI Shares which will or may involve GCSI or the GCSI Stockholders in a violation of the Securities Act, the Securities Exchange Act or of any state securities laws.

     4.6 Brokers' Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which GCSI or its Subsidiaries could become liable or obligated.

     4.7 Evaluation of Business. Buyer has made its ohm evaluation of the Business and the GCSI Shares based upon information determined by Buyer to be sufficiently complete and reliable for such purposes.

                                   ARTICLE V
                        DISCLOSURE SCHEDULES; STANDARDS
                      FOR REPRESENTATIONS AND WARRANTIES

     5.1 Disclosure Schedules. The parties acknowledge that as of the date of this

Agreement, GCSI has not delivered the Disclosure Schedules. GCSI covenants and agrees to deliver the Disclosure Schedules to Buyer no later than the close of business on the date that is thirty (30) days after the Agreement Date, and that the Disclosure Schedules are subject to the reasonable review of, and acceptance by, Buyer, provided, that Buyer shall be deemed to have accepted the items or matters identified on the Disclosure Schedules unless Buyer gives GCSI written notice of its objection to any such item or matter within fifteen (15) days after Buyer's receipt of the Disclosure Schedules. Notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in the Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission by GCSI that such item represents a material exception or material fact, event or circumstance or that such item has had or could be reasonably expected to have a Material Adverse Effect.

     5.2  Standards.  No representation or warranty of GCSI contained in
Article III or of Buyer contained in Article IV shall be deemed untrue or incorrect for any purpose under this Agreement as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with such representation or warranty contained in Article III, in the case of GCSI, or Article IV, in the case of Buyer, has had or could be reasonably expected to have a Material Adverse Effect with respect to GCSI or Buyer, respectively.

                                  ARTICLE VI
                                   COVENANTS

     The Parties agree as follows with respect to the period commencing on the Agreement Date and ending as of the Effective Time.

     6.1 General. Each of the Parties will use its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VII).

     6.2 Notices and Consents. GCSI will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its reasonable best efforts to obtain (and will cause each of its Subsidiaries to use its reasonable best efforts to obtain) any third party consents, that Buyer reasonably may request in connection with the matters referred to in Section
3.4. Buyer will give any notices (and will cause Transitory Subsidiary to give any notices.) to third parties, and will use its reasonable best efforts to obtain (and will cause Transitory Subsidiary to use its reasonable best efforts to obtain) any third party consents, that GCSI reasonably may request in connection with the matters referred to in Section 4.4.

     6.3 Regulatory Matters and Approvals. Each of the Parties will (and will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents and approvals of Governmental Entities in connection with the matters referred to in
Section 3.4 and Section 4.4.  Without limiting the generality of the foregoing:

          (a)  Alabama Business Corporation.  GCSI will call a special meeting
               ----------------------------
     of the GCSI Stockholders (the "Special Meeting") in order that the GCSI Stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Alabama Business Corporation Act. Within seven (7) days after entry of the Court Confirmation, GCSI will mail or otherwise deliver to the GCSI Stockholders
     (i) notice of the Special Meeting, (ii) a copy of this Agreement, (iii) a certified copy of the resolutions of the board of directors of GCSI approving this Agreement and the Merger and recommending the adoption of this Agreement and the approval of the Merger to the GCSI Stockholders, and
     (iv) such other documents as the board of directors of GCSI shall deem, appropriate (the "Stockholder Materials").

          (b)  Hart-Scott-Rodino Act.  Within fourteen (14) days after the
               ---------------------
     Agreement Date, each of the Parties will file any Notification and Report Forms and related material required to be filed with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its reasonable best efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper or advisable.

          (c)  FCC and State Public Utility Commissions.  Within fourteen (14)
               ----------------------------------------
     days after the Agreement Date, the Parties shall file such individual or joint applications which may be required, with the FCC and state public utility commissions or similar state regulatory bodies in Alabama, Florida, Louisiana and Mississippi to reflect the change of control of various operating certificates, permits or other licenses held by GCSI or its Subsidiaries. The Parties shall also file any post transaction notices as may be required by such Governmental Entities within the time periods prescribed by law.

          6.4 Operation of Business. GCSI will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

               (a) none of GCSI or its Subsidiaries will authorize or effect any change in its charter or bylaws;

               (b) none of GCSI or its Subsidiaries will grant any options, warrants or other rights to purchase: or obtain any of its capital stock or issue, sell or otherwise dispose of any of its capital stock;

               (c) none of GCSI or its Subsidiaries will declare, set aside or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase or otherwise acquire any of its capital stock;

               (d) GCSI or its Subsidiaries will issue any note, bond or other debt security or create, incur, assume or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business, except as issued, created, incurred, assumed or guaranteed (i) in a transaction provided for in 1999 Operating Budget or the 1999 Capital Budget, or
          (ii) with respect to intercompany loans or transfers among GCSI and its Subsidiaries;

               (e) none of GCSI or its Subsidiaries will sell, transfer, convey or impose any Lien on any material assets outside the Ordinary Course of Business, except for Liens imposed pursuant to a transaction permitted by paragraph (d) of this Section 6.4;

               (f) none of GCSI or its Subsidiaries will make any capital investment in, make any loan to or acquire the securities or assets of any other Person outside the Ordinary Course of Business, except with respect to intercompany loans or transfers among GCSI and its Subsidiaries;

               (g) none of GCSI or its Subsidiaries will make any change in the terms of employment applicable to any of its directors, officers or employees outside the Ordinary Course of Business; and

               (h) none of GCSI or its Subsidiaries will commit to any of the foregoing.

     6.5 Full Access. GCSI will (and will cause each of its Subsidiaries to) permit representatives of Buyer to have full access, at all reasonable times and in a manner so as not to interfere with the normal business operations of GCSI and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to GCSI and its Subsidiaries. Buyer will treat and hold as such any Confidential Information it receives from GCSI or its Subsidiaries in the course of the reviews contemplated by this Section 6.5, will not use any of the Confidential Information except in connection with this Agreement and, if this Agreement is terminated for any reason whatsoever, agrees to return to GCSI all tangible embodiments (and all copies) thereof regardless of by whom generated which are in its possession or the possession of its advisers, consultants, accountants or attorneys.

     6.6 Notice of Developments. Each Party will give prompt written notice to the other of any breach of or inaccuracy in any of its own representations and warranties in Article III or Article IV. Unless the other party has the right to terminate this Agreement pursuant to Section 8.1 by reason thereof and exercises such right within the earlier of ten (10) days after receipt of such written notice or the Closing Date, the written notice shall be deemed to have amended and qualified the representations and warranties in Article III or
Article IV, and to have cured any breach of or inaccuracy in a representation or warranty that otherwise might have existed.

     6.7 Exclusivity. GCSI will not (and will not cause or permit any of its Subsidiaries to) initiate the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of GCSI or its Subsidiaries (including any acquisition structured as a merger, consolidation or share exchange); provided, however, should (i) any Person other than Buyer submit a new proposal or offer for the acquisition of all of the GCSI Shares (including merger, consolidation or share exchange) prior to the Requisite

Shareholder Approval, (ii) at the Special Meeting the GCSI Stockholders do not vote a sufficient number of the GCSI Shares in favor of this Agreement and the Merger in order to achieve the Requisite Shareholder Approval and (iii) within six (6) months after the date of the Special Meeting, said Person agrees to acquire all of the GCSI Shares for aggregate consideration (the "Third-Party
                                                                 -----------
Consideration") greater than the aggregate of the Merger Consideration and the
-------------
Additional Merger Consideration, GCSI shall pay to Buyer $10,000,000 (the "Topping Fee").

     6.8  Insurance and Indemnification.

          (a)  Director and Officer Insurance.  Buyer shall provide each
               ------------------------------
      individual serving as a director or officer of GCSI or any of its Subsidiaries immediately prior to the Effective Time, or who had served in any such capacity at any time during the period commencing three (3) years prior to the Effective Time, with liability insurance for a period of forty-eight (48) months after the Effective Time no less favorable in coverage and amount than any comparable insurance GCSI maintained in effect immediately prior to the Effective Time.

          (b)  Maintenance of Exculpatory and Indemnity Clause.  Buyer will not
               -----------------------------------------------
      take any action to alter or impair any exculpatory or indemnification provisions now existing in the charter or bylaws of GCSI or its Subsidiaries for the benefit of any individual who served as a director or officer of GCSI or any of its Subsidiaries at any time prior to the Effective Time.

          (c)  Indemnity.  Buyer will indemnify each individual who served as a
               ---------
     director or officer of GCSI or any of its Subsidiaries at any time prior to the Effective Time from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, liens, losses, expenses and fees, including, without limitation, all court costs and attorneys' fees and expenses, resulting from, arising out of, relating to, in the nature of or caused by this Agreement or any of the transactions contemplated herein.

          6.9 Real Estate Sale. On or before the Closing Date, GCSI shall convey, or cause to be conveyed, to Marjorie Y. Snook, individually, the real property Commonly known as the Magnolia Hotel and the County Road 55 Farm Property, including all (i) furniture, furnishings and other personal property situated on or within such real property (collectively, the "Non-Business Real
                                                             -----------------
               Estate") in accordance with the terms and conditions of the Real
               ------
               Estate Sales Contract in form and substance reasonably satisfactory to the Parties, and the proceeds of such sale received by GCSI shall be transferred to Paying Agent for payment to the GCSI Stockholders as part of the Merger Consideration.

          6.10 Board Approval. The Board of Directors of GCSI shall recommend that the GCSI Stockholders approve the Merger, and will not terminate that recommendation unless there is a failure of a condition to Closing set forth in Section 7.2.

                                  ARTICLE VII
                       CONDITIONS TO OBLIGATION TO CLOSE

     7.1 Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transaction to be performed by it in connection with the Closing is subject to the satisfaction of the following conditions:

          (a) this Agreement and the Merger shall have received the Requisite Stockholder Approval;


          (b) the representations and warranties of GCSI set forth in Article III shall be true and correct in all material respects at and as of the Closing Date;

          (c) GCSI shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (d) there shall not be any judgment, order, decree, stipulation, injunction or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

          (e) GCSI shall have delivered to Buyer (i) a Certificate of Existence of GCSI issued by the Alabama Secretary of State, (ii) a Certificate of Good Standing of GCSI issued by the Alabama Department of Revenue, (iii) certified copies of the resolutions of the board of directors of GCSI and the GCSI Stockholders approving the Merger and (iv) a noncompetition agreement of Marjorie Y. Snook, Woodard S. Setzer, Harold Killian, Robert
     H. Younce and Dale E. Younce in form and substance reasonably acceptable to Buyer;

          (f) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents and approvals of Governmental Entities referred to in Section 3.4 and Section
     4.4 above;

          (g) Buyer shall have received from counsel to GCSI an opinion in form and substance reasonably satisfactory to Buyer, addressed to Buyer and dated as of the Closing Date; and

          (h) all actions to be taken by GCSI in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

Buyer may waive any condition specified in this Section 7.1 by a writing so stating delivered to GCSI at or prior to the Closing.

     7.2 Conditions to Obligation of GCSI. The obligation of GCSI to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a.) this Agreement and the Merger shall have received the Requisite Stockholder Approval, The Parties acknowledge that Marjorie Y. Snook and Lyman F. Holland. Jr., as co-trustees (the "Co-Trustees") of the John
                                                 -----------
     McClure Snook Irrevocable Trust dated December 23, 1993, and the John McClure Snook Testamentary Trust, under the Last Will and Testament of John McClure Snook, deceased, intend to file a petition with the Circuit Court of Baldwin County, Alabama within fourteen (14) days of the Agreement Date requesting the Court to confirm the sale of the GCSI Shares held by such trusts pursuant to the terms of this Agreement and the Merger (the "Court
                                                                         -----
     Confirmation"), and that if the Court fails to confirm said sale, the Co-
     ------------
     Trustees will vote said GCSI Shares against this Agreement and the Merger, and GCSI will not receive the Requisite Stockholder Approval;

          (b) the trustees of the ESOP (the "ESOP Trustees') shall have received from ESOP participants or former participants instructions, that have not been revoked, to sell to Buyer a number of GCSI Shares greater than fifty percent (50%) of the GCSI Shares allocated to the accounts of ESOP participants or former participants;

          (c) the ESOP Trustees shall have received a fairness opinion reasonably acceptable to the ESOP Trustees with respect to the transactions contemplated by this Agreement;

          (d) the representations and warranties of Buyer set forth in Article IV shall be true and correct in all material respects at and as of the Closing Date;

          (e) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing.

          (f) there shall not be any judgment, order, decree, stipulation, injunction or charge in effect preventing consummation of any of the transactions contemplated by this Agreement-,

          (g) Buyer shall have delivered to GCSI (i) a Certificate of Existence of Buyer issued by the Delaware Secretary of State and of Transitory Subsidiary issued by the Alabama Secretary of State, (ii) Certificates of Good Standing of Buyer issued by the Delaware Secretary of State and of Transitory Subsidiary issued by the Alabama Department of Revenue, and
     (iii) certified copies of the resolutions of the board of directors of Buyer and of the board of directors and shareholder of Transitory Subsidiary approving the Merger,

          (h) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents and approvals of Governmental Entities referred to in Section 3.4 and Section 4.4;

          (i) GCSI shall have received from counsel to Buyer an opinion in form and substance reasonably satisfactory to GCSI, addressed to GCSI and dated as of the Closing Date;

          (j) In the event Buyer contemplates refinancing all or any portion of the Long Term Debt immediately following the Effective Time, GCSI shall have received written evidence that all requirements of and conditions to said refinancing have been satisfied; and

          (k) all actions to be taken by Buyer in connection with the consummation of the transactions contemplated hereby and all certificates. opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to GCSI.

Except for the conditions contained in paragraphs (a), (b), (c) and (h) of this
Section 7.2, GCSI may waive any condition specified in this Section 7.2 by a writing so stating delivered to Buyer at or prior to the Closing.

     7.3 Deemed Waiver. If either Party is not obligated a. Closing to perform pursuant to this Agreement, the Party not so obligated may terminate this Agreement by delivering to the other Party notice of termination in writing in accordance with Article VIII. Provided, however, if either Party is not obligated to perform pursuant to this Agreement but nevertheless elects to perform, and the other Party is obligated to perform, the Parties shall proceed with the consummation of this Agreement as if all Parties were obligated to do so, and the Party who is not obligated to proceed but elects to do so shall be deemed to have specifically waived in writing, as provided in Section 7.1 and
Section 7.2, as the case may be, the fulfillment of the condition or conditions, the nonfulfillment of which excused the obligation of said Party to perform pursuant to this Agreement as contemplated by Section 7.1 and Section 7.2, as the case may be.

                                 ARTICLE VIII
                                  TERMINATION

     8.1 Termination of Agreement. Either Party may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

          (a) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

          (b) Buyer may terminate this Agreement by giving written notice to GCSI at any time prior to Closing (i) in the event GCSI has breached any material representation, warranty or covenant contained in this Agreement in any material respect, Buyer has notified GCSI of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach, or (ii) if the Closing shall not have occurred on or before September 30, 1999, by reason of the failure of any condition precedent under Section 7.1 (unless the failure results primarily from Buyer breaching any representation, warranty or covenant contained in this Agreement);

          (c) GCSI may terminate this Agreement by giving written notice to Buyer at any time prior to Closing (i) in the event Buyer has breached any material representation, warranty or covenant contained in this Agreement in any material respect, GCSI has notified Buyer of the breach, and the breach has continued 'without cure for a period of thirty (30) days after the notice of breach or (ii) if the Closing shall not have occurred on or before September 30, 1999, by reason of the failure of any condition precedent under Section 7.2 (unless the failure, results primarily from GCSI breaching any representation, warranty or covenant contained in this Agreement); or

          (d) either Party may terminate this Agreement by giving written notice to the other Party at any time after the Special Meeting in the event this Agreement and the Merger fail to receive the Requisite Stockholder Approval.

     8.2 Effect of Termination. Except as hereinafter provided, if either Party terminates this Agreement pursuant to Section 8.1, all rights and obligations of the Parties hereunder shall terminate without any liability of either Party; provided, however, that the confidentiality provisions contained in Section 6.5 and the provisions of Section 6.7 concerning the Topping Fee shall survive any such termination. In the event either Party terminates this Agreement because the other Party has materially breached or materially failed to perform its agreements and covenants contained in Article II, VI or IX of this Agreement, the nonbreaching Party shall be entitled to pursue all legal and equitable remedies against the breaching Party for such breach or failure to perform, including specific performance. All costs, fees and expenses (including reasonable attorneys' fees and expenses) incurred by the nonbreaching Party in connection with enforcing its rights hereunder with respect to such breach or failure to perform shall be paid by the breaching Party.

     8.3 Fees and Expenses. Except as otherwise provided herein, the reasonable costs, fees and expenses incurred in connection with the negotiation, drafting and execution of this Agreement, and the consummation of the transactions contemplated hereby (including the reasonable fees and expenses of counsel, accountants and appraisers) shall be paid by the Party incurring such fees or expenses; provided that up to $1,500,000 of such costs, fees and expenses incurred by the GCSI Stockholders and the ESOP shall be paid by GCSI at the Closing, which payment shall not be deemed a reduction in the cash or cash equivalents of GSLI as of the Effective Time.

     8.4 Survival. Except for the provisions of Article II concerning payment of the Merger Consideration and the Additional Merger Consideration, and the provisions of Section

6.8 concerning insurance and indemnification (the "Surviving Obligations"), none
                                                   ---------------------
of the representations, warranties, agreements and covenants of the Parties contained herein or in any Disclosure Schedule, certificate or other instrument or writing delivered in connection herewith, shall survive the Closing. Except as provided in Section 8-2, each Party's sole remedy on account of a breach hereof by the other Party is the right to terminate this Agreement pursuant to this Article VIE. After the Closing, neither Party shall have any liability or obligation to the other except with respect to the Surviving Obligations and each of GCSI and Buyer covenant never to institute, directly or indirectly, any action or proceeding of any kind against the other or against any GCSI Stockholder based on or arising out of, or in any manner related to, the breach of a representation, warranty, agreement or covenant contained in this Agreement, except with respect to the Surviving Obligations.

                                  ARTICLE IX
                                    DigiPH

Prior to Closing, GCSI shall sell or otherwise transfer the stock it owns (the "DigiPH Stock") in DigiPH Holding Company, Inc., an Alabama corporation
 ------------
("DigiPH") which owns all of the issued and outstanding stock of DigiPH
  ------
Communications, Inc, a Delaware corporation which in turn owns all of the issued and outstanding stock of DigiPH PCS, Inc., an Alabama corporation which holds eight (8) FCC licenses to provide broadband PCS services in portions of the States of Alabama, Florida and Mississippi, either to Millry Management Corporation, an Alabama corporation ("Millry"), or another Person, consistent
                                      ------
with the terms of that certain Stockholder's Agreement dated March 13,1997 by and among DigiPH, GCSI and Millry, and the proceeds of such sale or other transfer received by GCSI shall be transferred to Paying Agent for payment to the GCSI Stockholders as part of the Merger Consideration.

                                   ARTICLE X
                                 MISCELLANEOUS

     10.1 Press Releases and Public Announcements. Neither Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that either Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

     10.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in
Article 11 concerning payment of the Merger Consideration and the Additional Merger Consideration are intended for the benefit of the GCSI Stockholders and
(ii) the provisions in Section 6.9 concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

     10.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in anyway to the subject matter hereof.

     10.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Upon prior written notice to GCSI, Buyer may assign its rights and obligations under this Agreement to a wholly-owned Subsidiary of Buyer, provided that Buyer remains principally liable hereunder for the performance of said obligations. Except as provided in the preceding sentence, no Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

     10.5 Counterparts. This Agreement May be executed in one or more counterparts, each of which shall be deemed an original but an of which together will constitute one and the same instrument.

     10.6 Readings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.7 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two (2) business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                    If to GCSI:

                    Gulf Coast Services, Inc.
                    P.O. Drawer 670
                    Foley, Alabama 36535
                    Attention: Marjorie Y. Snook, Chief Executive Officer
                    (334) 952-3350
                    (3-34) 943-7254 fax


                    With a copy to:

                    Marjorie Y. Snook, as a Trustee of the John McClure Snook Irrevocable Trust and the John McClure Snook Testamentary Trust
                    c/o M. Mort Swaim, Esq.
                    235 West Laurel Avenue
                    Foley, Alabama 36535
                    (334) 943-3999
                    (334) 943-3137 fax
                    swaimlaw@gulftcl.com e-mail


                    Lyman F. Holland, Jr., as a Trustee of the John McClure
                    Snook

                    Irrevocable Trust and the John McClure Snook Testamentary Trust
                    Hand Arendall, L.L.C.
                    Suite 3000
                    10 National Bank Building
                    P.O. Box 123
                    Mobile, Alabama 36601
                    (334) 432-5511
                    (334) 361-6375 fax
                    lymanh@handarendall.com e-mail

                    Mark D. Wilkerson, Esq.
                    Brantley & Wilkerson, P.C.
                    P.O. Box 830
                    Montgomery, Alabama 36101-0830
                    (334) 265-1500
                    (334) 265-0319 fax
                    mark@brantleywilkerson.com e-mail

                    C. Fred Daniels, Esq.
                    Cabaniss, Johnston, Gardner, Dumas & O'Neal
                    2001 Park Place North
                    Suite 700
                    Birmingham, Alabama 35203
                    (205) 716-5200
                    (205) 716-5389 fax
                    cfd@cabaniss.com e-mail

                    H. William Wasden, Esq.
                    Pierce, Ledyard, Lata & Wasdan P.C.
                    Suite 400
                    41 North Beltline Highway
                    P.O. Box 16046
                    Mobile, Alabama 36616
                    (334) 344-5151
                    (334) 344-9696 fax
                    hww@pllaw.com e-mail


                    If to Buyer:

                    Madison River Telephone Company, LLC
                    6330 Quadrangle Drive, Suite 325
                    Chapel Hill, North Carolina 27514
                    Attention: Donald K. Roberton
                    (919) 563-0012
                    (919) 402-0151 fax
                    ________________ e-mail

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

                    With a copy to:

                    Bruce F. Metge, Vice Pres - General Counsel
                    Madison River Communications
                    6330 Quadrangle Drive, Suite 325
                    Chapel Hill, North Carolina 27514
                    (919) 493-7030 ext. 47
                    (919) 402-0151 fax
                    metgeb@gallatinriver.com e-mail

                    Larry E. Robbins
                    Wyrick, Robbins, Yates & Ponton, LLP
                    Suite 300
                    4101 Lake Boone Trail
                    Post Office Drawer 17803
                    Raleigh, North Carolina 27607
                    (919) 781-4000
                    Fax (919) 781-4865
                    lrobbins@wyrick.com e-mail

                    David Ackerman
                    McBride, Baker & Coles
                    500 West Madison Street
                    40th Floor
                    Chicago, Illinois 60661-2511
                    (312) 715-5700
                    (312) 993-9650 fax
                    ackerman@MBC.com. e-mail

Either Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set fort

     10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Alabama without giving effect to any choice or conflict of law provision or rule (whether of the State of Alabama or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Alabama.

     10.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; provided, however, that any amendment effected subsequent to the Requisite Stockholder Approval will be subject to the restrictions contained in the Alabama Business Corporation Act. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by either Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

     10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     10.11 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.
      ---------

     10.12 Incorporation of Exhibits and Disclosure Schedules. The Exhibits and Disclosure Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement and Plan of Merger on the date first above written.

ATTEST:                             MADISON RIVER TELEPHONE
                                    COMPANY, LLC


BRUCE F. METGE                  By: DONALD K. ROBERTON
--------------                      ---------------------------------
Its Secretary                     Its: Managing Director-Corporate Development
-----------                           ----------------------------------------


ATTEST:                             GULF COAST SERVICES, INC.


________________________________    By: MARJORIE Y. SNOOK
                                        ----------------------------
Its Secretary                         Its: Chief Executive Officer
                                          --------------------------

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